Exhibit 99.2
March 26, 2009
Mr. Timothy R. Baer
Executive Vice President
Corporate Secretary and General Counsel
Target Corporation
1000 Nicollet Mall
Minneapolis, Minnesota 55403

Re:	Notice of Director Nominations
Dear Mr. Baer:
     Reference is made to that certain Notice of Nomination, dated March 16, 2009 (the “Original Notice”), from Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square IV Trade-Co, L.P., Pershing Square IV-I Trade-Co, L.P., Pershing Square International IV Trade-Co, Ltd. and Pershing Square International IV-I Trade-Co, Ltd. (each, a “Shareholder” and collectively, the “Shareholders”), each a record holder of at lease 100 shares of the common stock, par value $0.0833 per share, of Target Corporation (the “Company”), to you regarding the nomination by each Shareholder of William A. Ackman, Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (each, a “Shareholder Nominee” and collectively, the “Shareholder Nominees”) for election as directors of the Company at the Company’s 2009 Annual Meeting of Shareholders (including any adjournment or postponement thereof, the “Annual Meeting”).
     Subsequent to the delivery of the Original Notice, we received a telephone call from your outside counsel informing us that the Board of Directors of the Company (the “Board”) currently consists of 12 directors and that only four directors are up for election at the 2009 Annual Meeting.
     As we have explained in detail in a separate letter from Mr. Ackman to Mr. Gregg W. Steinhafel, Chairman, President and Chief Executive Officer of the Company, based on our review of the Company’s Restated Articles of Incorporation and its filings with the Securities and Exchange Commission, we are of the view that size of the Board remains at 13 members. While the resignation of Mr. Robert Ulrich on January 31, 2009 created a vacancy in Class III of the Board, the size of the Board has not changed. Therefore, each Shareholder hereby reaffirms of its nomination of William A. Ackman, Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague for election as directors of the Company at the Annual Meeting, and further requests that the names of the Shareholder Nominees be placed in the director nominations for the Annual Meeting. Copies of each Shareholder Nominee’s consent to serve as a director of the Company, if elected, are enclosed with this notice. However, if only four directorships are up for election at the Annual Meeting, this notice shall constitute (i) the notice by each Shareholder to nominate William A. Ackman, Michael L. Ashner, James L. Donald and Richard W. Vague for election as directors of the Company at the Annual Meeting and (ii) the request that their names be placed in the director nominations for the Annual Meeting.
     This notice and the accompanying materials have been prepared and delivered in accordance with the requirements of the Company’s Restated Articles of Incorporation. Enclosed please find a certification from the Shareholders’ prime broker evidencing each Shareholder’s record ownership. Further proof of record ownership is available from the Company’s transfer agent, Bank of New York Mellon, as shares of Common Stock are uncertificated, book-entry securities. Certain affiliates of the Shareholders have, for the account of the Shareholders, beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on an aggregate basis of 58,391,235 shares of Common Stock, including shares of Common Stock and shares subject to certain call options. Details of such affiliates’ beneficial ownership have been reported in their statement on Schedule 13D (as amended from time to time, the “Schedule 13D”) filed with the Securities and Exchange Commission. A copy of the most recent amendment to the Schedule 13D is enclosed for your information.
     This notice shall not constitute a waiver of any right the Shareholders may have under the Company’s Restated Articles of Incorporation or By-laws or under applicable laws with respect to the size of the Board, the number of Class III directors who are up for election at the Annual Meeting, or any action that the Board may have taken or will take in connection therewith. The Shareholders reserve the right to give further notice of additional nominations to be made and/or to revise the nominations described herein, subject to the applicable requirements of the Company’s Restated Articles of Incorporation and Minnesota law.
     If, for any reason, the Company, the Board or the Chairman of the Board believes that this notice, the accompanying materials or any matters reflected herein and therein are in any way deficient or defective, please call Roy J. Katzovicz immediately at (212) 813-3700.
*          *          *

Very truly yours,

PERSHING SQUARE, L.P.
By:	Pershing Square GP, LLC, its General Partner

By:	/s/ Roy J. Katzovicz

Roy J. Katzovicz
Authorized Signatory and Chief Legal Officer

/s/ Nicholas Botta

Nicholas Botta
Authorized Signatory and Chief Financial Officer

PERSHING SQUARE II, L.P.
By:	Pershing Square GP, LLC, its General Partner

By:	/s/ Roy J. Katzovicz

Roy J. Katzovicz
Authorized Signatory and Chief Legal Officer

/s/ Nicholas Botta

Nicholas Botta
Authorized Signatory and Chief Financial Officer

PERSHING SQUARE INTERNATIONAL, LTD.
By:	Pershing Square Capital Management, L.P., its Investment Advisor

By:	PS Management GP, LLC, its General Partner

By:	/s/ Roy J. Katzovicz

Roy J. Katzovicz
Authorized Signatory and Chief Legal Officer

/s/ Nicholas Botta

Nicholas Botta
Authorized Signatory and Chief Financial Officer

PERSHING SQUARE IV TRADE-CO, L.P.
By:	Pershing Square Holdings GP, LLC its General Partner

By:	/s/ Roy J. Katzovicz

Roy J. Katzovicz
Authorized Signatory and Chief Legal Officer

/s/ Nicholas Botta

Nicholas Botta
Authorized Signatory and Chief Financial Officer

PERSHING SQUARE IV-I TRADE-CO, L.P.
By:	Pershing Square Holdings GP, LLC its General Partner

By:	/s/ Roy J. Katzovicz

Roy J. Katzovicz
Authorized Signatory and Chief Legal Officer

/s/ Nicholas Botta

Nicholas Botta
Authorized Signatory and Chief Financial Officer

PERSHING SQUARE INTERNATIONAL IV TRADE-CO, LTD.
By:	Pershing Square Capital Management, L.P., its Investment Advisor

By:	PS Management GP, LLC, its General Partner

By:	/s/ Roy J. Katzovicz

Roy J. Katzovicz
Authorized Signatory and Chief Legal Officer

/s/ Nicholas Botta

Nicholas Botta
Authorized Signatory and Chief Financial Officer

PERSHING SQUARE INTERNATIONAL IV-I TRADE-CO, LTD.
By:	Pershing Square Capital Management, L.P., its Investment Advisor

By:	PS Management GP, LLC, its General Partner

By:	/s/ Roy J. Katzovicz

Roy J. Katzovicz
Authorized Signatory and Chief Legal Officer

/s/ Nicholas Botta

Nicholas Botta
Authorized Signatory and Chief Financial Officer

cc.	Stephen Fraidin, Esq. Andrew E. Nagel, Esq. Kirkland & Ellis LLP

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